Exhibit 99.1

Sorrento Therapeutics Appoints Amar Singh as Executive Vice President and Chief Business Officer

SAN DIEGO, Jan. 8, 2014 /PRNewswire/ – Sorrento Therapeutics, Inc. (NASDAQ: SRNE; Sorrento; www.sorrentotherapeutics.com), a late-stage clinical oncology company developing new treatments for cancer and associated pain, today announced the appointment of Amar Singh as Executive Vice President and Chief Business Officer. In this role, Mr. Singh will be responsible for overseeing Sorrento’s partnering activities. He brings over 25 years of experience in business and commercial development, strategic planning and operations to Sorrento.

“Amar joins us at a pivotal phase in our Company’s growth as we advance Cynviloq™ into its registrational trial and continue the development of resiniferatoxin (RTX),” said Henry Ji, Ph.D., President and CEO of Sorrento.

“His successful track record of initiating and closing complex transactions, in addition to managing strategic alliances, will be particularly useful for both our clinical as well as early-stage programs.”

“Sorrento has assembled a rich and impressive product candidate portfolio that includes late-stage drug candidates in addition to a diverse antibody platform featuring PD-L1 and PD-1 targeting antibodies as well as Antibody Drug Conjugates (ADCs),” said Mr. Singh. “With these assets, Sorrento has the potential to establish several strategic partnerships on a global basis.”

Mr. Singh joins Sorrento from Synta Pharmaceuticals, where he was a Senior Vice President and Chief Business Officer. In this position, he was responsible for leading several teams, including business and commercial development, clinical operations, project management, CMC, and quality assurance. Prior to joining Synta, Mr. Singh was the Chief Operating Officer at Spectrum Pharmaceuticals, where he spearheaded numerous strategic and commercial transactions, including the in-licensing of Belinostat. Prior to this position, Mr. Singh was Vice President and Chief Commercial Officer at Novacea (now Transcept Pharmaceuticals), where he concluded a global collaboration for its lead product with Schering–Plough valued at more than $500 million. In addition, Mr. Singh led the launch of the proprietary division of American Pharmaceutical Partners – Abraxis Oncology and provided leadership in all aspects of commercial and strategic development for the company’s flagship product, Abraxane®. Before joining Abraxis, Mr. Singh held several leadership positions in the oncology franchise at Hoffmann-La Roche, where he directed the launches of several oncology and supportive care products, such as Xeloda® and Kytril®.

Mr. Singh received his master’s degree in business administration from the Stern School of Business at New York University and his bachelor’s degree from the University of North Carolina at Chapel Hill.

About Sorrento Therapeutics, Inc.

Sorrento is an oncology company developing new treatments for cancer and associated pain. Sorrento’s most advanced asset is Cynviloq™, the next-generation paclitaxel, which will commence its registrational trial and be developed under the abbreviated 505(b)(2) regulatory pathway. Sorrento is also developing RTX, a non-opiate TRPV1 agonist currently in a Phase 1/2 study at the National Institutes of Health to treat terminal cancer patients suffering from intractable pain. The company has made significant advances in developing human monoclonal antibodies, complemented by a comprehensive and fully integrated ADC platform that includes proprietary conjugation chemistries, linkers, and toxic payloads. Sorrento’s strategy is to enable a multi-pronged approach to combating cancer with small molecules, therapeutic antibodies, and ADCs.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about the potential for products to be successfully developed using the Concortis technologies; the synergies and prospects for a combined enterprise going forward, including the retention of key personnel; and the clinical development and commercial potential of conjugated antibodies that may be developed based on the acquired technologies; the potential for claims from third parties regarding the use of the antibody-drug conjugates and related technology that may be developed from the merger; the costs and expenses associated with the merger and additional clinical development programs from successful product development efforts; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2012, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.